SLM Student Loan Trust 2004-3 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				03/31/2005	Activity	06/30/2005

A	i	Portfolio Balance			$2,741,008,654.83	($65,541,509.09)	$2,675,467,145.74
	ii	Interest to be Capitalized			6,484,045.70		6,766,309.07

	iii	Total Pool			$2,747,492,700.53		$2,682,233,454.81

	iv	Specified Reserve Account Balance			6,868,731.75		6,705,583.64
	v	Capitalized Interest			0.00		0.00

	vi	Total Adjusted Pool			$2,754,361,432.28		$2,688,939,038.45

B	i	Weighted Average Coupon (WAC)			4.924%		4.901%
	ii	Weighted Average Remaining Term			260.02		258.84
	iii	Number of Loans			145,434		142,489
	iv	Number of Borrowers			92,036		89,821
	v	Aggregate Outstanding Principal Balance — T-Bill			$666,255,822.13		$639,984,336.49
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,081,236,878.40		$2,042,249,118.32

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 4/25/05	Balance 7/25/05

C	i	A-1 Notes	78442GLD6	-0.010%	1.00000	$782,432.28	$0.00
	ii	A-2 Notes	78442GLE4	0.010%	1.00000	$421,000,000.00	$356,360,038.45
	iii	A-3 Notes	78442GLF1	0.090%	1.00000	$376,000,000.00	$376,000,000.00
	iv	A-4 Notes	78442GLG9	0.130%	1.00000	$439,000,000.00	$439,000,000.00
	v	A-5 Notes	78442GLH7	0.170%	1.00000	$701,121,000.00	$701,121,000.00
	vi	A-6A* Notes	XS0188433238	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	vii	A-6B* Notes	XS0188433402	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	viii	B Notes	78442GLJ3	0.470%	1.00000	$92,058,000.00	$92,058,000.00

	Reserve Account					04/25/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)				$6,868,731.75	$6,705,583.64
	iv	Reserve Account Floor Balance ($)				$4,509,772.00	$4,509,772.00
	v	Current Reserve Acct Balance ($)				$6,868,731.75	$6,705,583.64

	Other Accounts					04/25/2005	07/25/2005

E	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$0.00	$0.00
	iii	Principal Accumulation Account				$0.00	$0.00
	iv	Supplemental Interest Account				$0.00	$0.00
	v	Investment Reserve Account				$0.00	$0.00
	vi	Investment Premium Purchase Account				$0.00	$0.00

	Asset/Liability					04/25/2005	07/25/2005

F	i	Total Adjusted Pool				$2,754,361,432.28	$2,688,939,038.45
	ii	Total USD equivalent Notes				$2,754,361,432.28	$2,688,939,038.45
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	A-6A and A-6B Notes are denominated in Pounds Sterling

II. 2004-3 Transactions from: 04/01/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$64,615,223.27
	ii	Principal Collections from Guarantor	10,711,253.78
	iii	Principal Reimbursements	225,736.39
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$75,552,213.44

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(1,003.49)
	ii	Capitalized Interest	(10,009,700.86)

	iii	Total Non-Cash Principal Activity	$(10,010,704.35)

C	Total Student Loan Principal Activity		$65,541,509.09

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,147,604.20
	ii	Interest Claims Received from Guarantors	601,884.83
	iii	Collection Fees/Returned Items	13,859.41
	iv	Late Fee Reimbursements	300,991.17
	v	Interest Reimbursements	39,913.37
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,546,618.02
	viii	Subsidy Payments	1,593,652.13

	ix	Total Interest Collections	$32,244,523.13

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,930.77
	ii	Capitalized Interest	10,009,700.86

	iii	Total Non-Cash Interest Adjustments	$10,011,631.63

F	Total Student Loan Interest Activity		$42,256,154.76

G	Non-Reimbursable Losses During Collection Period		$315.10

H	Cumulative Non-Reimbursable Losses to Date		$55,861.39

III. 2004-3 Collection Account Activity 04/01/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$36,332,398.76
	ii	Consolidation Principal Payments	38,994,078.29
	iii	Reimbursements by Seller	(1,361.04)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	1,370.45
	vi	Re-purchased Principal	225,726.98

	vii	Total Principal Collections	$75,552,213.44

B	Interest Collections
	i	Interest Payments Received	$31,516,294.79
	ii	Consolidation Interest Payments	373,464.39
	iii	Reimbursements by Seller	4.02
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	18,464.91
	vi	Re-purchased Interest	21,444.44
	vii	Collection Fees/Return Items	13,859.41
	viii	Late Fees	300,991.17

	ix	Total Interest Collections	$32,244,523.13

C	Other Reimbursements		$501,305.47

D	Reserves In Excess of the Requirement		$163,148.11

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$639,835.43

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$109,101,025.58

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,274,219.35)
		Consolidation Loan Rebate Fees	$(6,878,318.90)

N	NET AVAILABLE FUNDS		$99,948,487.33

O	Servicing Fees Due for Current Period		$1,123,558.71

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$1,148,558.71

IV. 2004-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005
INTERIM
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.818%	4.818%	104,694	100,507	71.987%	70.537%	$1,828,748,361.26	$1,736,358,594.02	66.718%	64.899%
31-60 Days Delinquent	5.769%	5.714%	4,160	4,598	2.860%	3.227%	80,251,535.23	83,852,122.81	2.928%	3.134%
61-90 Days Delinquent	5.700%	5.637%	2,284	2,730	1.570%	1.916%	43,530,040.43	49,044,263.52	1.588%	1.833%
91-120 Days Delinquent	6.088%	5.584%	1,091	1,520	0.750%	1.067%	21,776,904.59	25,457,918.46	0.794%	0.952%
> 120 Days Delinquent	6.744%	6.620%	2,354	2,552	1.619%	1.791%	46,358,474.93	49,574,949.88	1.691%	1.853%

Deferment
Current	4.739%	4.685%	14,597	13,922	10.037%	9.771%	325,855,097.78	317,671,198.58	11.888%	11.873%

Forbearance
Current	5.015%	4.882%	15,731	16,441	10.817%	11.538%	386,015,589.88	408,452,372.31	14.083%	15.267%

TOTAL REPAYMENT	4.921%	4.896%	144,911	142,270	99.640%	99.846%	$2,732,536,004.10	$2,670,411,419.58	99.691%	99.811%
Claims in Process (1)	5.983%	7.379%	523	217	0.360%	0.152%	$8,472,650.73	$4,984,651.92	0.309%	0.186%
Aged Claims Rejected (2)	0.000%	9.000%	0	2	0.000%	0.001%	$0.00	$71,074.24	0.000%	0.003%
GRAND TOTAL	4.924%	4.901%	145,434	142,489	100.000%	100.000%	$2,741,008,654.83	$2,675,467,145.74	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-3 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$31,100,710.71

B	Interest Subsidy Payments Accrued During Collection Period						1,484,586.38

C	SAP Payments Accrued During Collection Period						10,947,933.00

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						639,835.43

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00

F	Consolidation Loan Rebate Fees						(6,878,318.90)

G	Net Expected Interest Collections						$37,294,746.62

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					$440,000,000.00
	ii	Libor					3.16063%
	iii	Cap %					5.00000%

	iv	Excess Over Cap ( ii-iii)					0.00000%

	v	Cap Payments Due to the Trust					$0.00

I USD/GBP Interest Rate Swap

		Swap Payments
						Swiss Re Financial Products Corp

						A-6A Swap	A-6B Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)			$362,200,000	$362,200,000
		ii	3 Month USD-LIBOR			3.16063%	3.16063%
		iii	Spread			0.18800%	0.18910%

		iv	Pay Rate			3.34863%	3.34973%
		v	Gross Swap Payment Due Counterparty			$3,065,875.45	$3,066,882.52
		vi	Days in Period	04/25/2005	07/25/2005	91	91

		Swiss Re Pays:
		i	Notional Swap Amount (GBP)			£200,000,000.00	£200,000,000.00
		ii	3 Month GBP-LIBOR + 0.18%			5.11063%	5.11063%
		iii	Gross Swap Receipt Due Paying Agent			£2,548,314.14	£2,548,314.14
		iv	Days in Period	04/25/2005	07/25/2005	91	91

VI. 2004-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.007964093	4/25/05 - 7/25/05	3.15063%	LIBOR

B	Class A-2 Interest Rate	0.008014648	4/25/05 - 7/25/05	3.17063%	LIBOR

C	Class A-3 Interest Rate	0.008216870	4/25/05 - 7/25/05	3.25063%	LIBOR

D	Class A-4 Interest Rate	0.008317981	4/25/05 - 7/25/05	3.29063%	LIBOR

E	Class A-5 Interest Rate	0.008419093	4/25/05 - 7/25/05	3.33063%	LIBOR

F	Class A-6A Interest Rate	0.012741571	4/25/05 - 7/25/05	5.11063%	GBP-LIBOR

G	Class A-6B Interest Rate	0.012741571	4/25/05 - 7/25/05	5.11063%	GBP-LIBOR

H	Class B Interest Rate	0.009177426	4/25/05 - 7/25/05	3.63063%	LIBOR

VII. 2004-3 Inputs From Prior Quarter 03/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,741,008,654.83
	ii	Interest To Be Capitalized	6,484,045.70

	iii	Total Pool	$2,747,492,700.53
	iv	Specified Reserve Account Balance	6,868,731.75
	v	Capitalized Interest Account	0.00

	vi	Total Adjusted Pool	$2,754,361,432.28

B	Total Note and Certificate Factor		0.897601604
C	Total Note Balance		$2,754,361,432.28

D	Note Balance 04/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B

	i	Current Factor	0.002483912	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$782,432.28	$421,000,000.00	$376,000,000.00	$439,000,000.00	$701,121,000.00	£200,000,000.00	£200,000,000.00	$92,058,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	£0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	£0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	£0.00	$0.00

H	Reserve Account Balance		$6,868,731.75
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-3  Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 4/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$99,948,487.33	$99,948,487.33

B	Primary Servicing Fees-Current Month		$1,123,558.71	$98,824,928.62

C	Administration Fee		$25,000.00	$98,799,928.62

D	Aggregate Quarterly Funding Amount		$0.00	$98,799,928.62

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$6,231.36	$98,793,697.26
	ii	Class A-2	$3,374,166.83	$95,419,530.43
	iii	Class A-3	$3,089,543.22	$92,329,987.21
	iv	Class A-4	$3,651,593.83	$88,678,393.38
	v	Class A-5	$5,902,802.55	$82,775,590.83
	vi	Class A-6A USD payment to the swap counterparty	$3,065,875.40	$79,709,715.43
	vii	Class A-6B USD payment to the swap counterparty	$3,066,882.52	$76,642,832.91

		Total	$22,157,095.71

F	Class B Noteholders’ Interest Distribution Amount		$844,855.47	$75,797,977.44

G	Noteholder’s Principal Distribution Amounts Paid
	i	Class A-1	$782,432.28	$75,015,545.16
	ii	Class A-2	$64,639,961.55	$10,375,583.61
	iii	Class A-3	$0.00	$10,375,583.61
	iv	Class A-4	$0.00	$10,375,583.61
	v	Class A-5	$0.00	$10,375,583.61
	vi	Class A-6A USD payment to the swap counterparty	$0.00	$10,375,583.61
	vii	Class A-6B USD payment to the swap counterparty	$0.00	$10,375,583.61

		Total	$65,422,393.83

H	Supplemental Interest Account Deposit		$0.00	$10,375,583.61

I	Investment Reserve Account Required Amount		$0.00	$10,375,583.61

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$10,375,583.61

K	Increase to the Specified Reserve Account Balance		$0.00	$10,375,583.61

L	Investment Premium Purchase Account Deposit		$0.00	$10,375,583.61

M	Carryover Servicing Fees		$0.00	$10,375,583.61

N	Remaining Swap Termination Fees		$0.00	$10,375,583.61

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$10,375,583.61

P	Excess to Excess Distribution Certificate Holder		$10,375,583.61	$0.00

X. 2004-3 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$6,868,731.75
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$6,868,731.75
	iv	Required Reserve Account Balance	$6,705,583.64
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$163,148.11
	vii	End of Period Account Balance	$6,705,583.64

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		Class A-6A	Class A-6B	Account Total

	i	Next Reset Date	10/25/2013	01/27/2014
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00
	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00

D	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00
	iii	Principal Payments to the Noteholders on Reset Date	$0.00

	iv	Ending Accumulation Account Balance	$0.00

E	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Supplemental Interest Account Beginning Balance	$0.00
	v	Funds Released into Collection Account	$0.00
	vi	Number of Days Through Next Reset Date	3014
	vii	Supplemental Interest Account Deposit Amount	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$0.00
	ii	Required Quarterly Deposit	$0.00
	iii	Carryover amounts from previous periods	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00
	v	Funds Released into Collection Account	$0.00

	vi	End of Period Account Balance	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-3 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B
	i	Quarterly Interest Due	$6,231.36	$3,374,166.83	$3,089,543.22	$3,651,593.83	$5,902,802.55	£2,548,314.14	£2,548,314.14	$844,855.47
	ii	Quarterly Interest Paid	6,231.36	3,374,166.83	3,089,543.22	3,651,593.83	5,902,802.55	2,548,314.14	2,548,314.14	844,855.47

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	vii	Quarterly Principal Due	$782,432.28	$64,639,961.55	$0.00	$0.00	$0.00	£—	£—	$0.00
	viii	Quarterly Principal Paid	782,432.28	64,639,961.55	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	x	Total Distribution Amount	$788,663.64	$68,014,128.38	$3,089,543.22	$3,651,593.83	$5,902,802.55	£2,548,314.14	£2,548,314.14	$844,855.47

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 06/30/2005	$2,754,361,432.28
	ii	Adjusted Pool Balance 06/30/2005	2,688,939,038.45

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$65,422,393.83

	iv	Adjusted Pool Balance 03/31/2005	$2,754,361,432.28
	v	Adjusted Pool Balance 06/30/2005	2,688,939,038.45

	vi	Current Principal Due (iv-v)	$65,422,393.83
	vii	Principal Shortfall from Previous Collection Period	$0.00

	viii	Principal Distribution Amount (vi + vii)	$65,422,393.83

	ix	Principal Distribution Amount Paid	$65,422,393.83

	x	Principal Shortfall (viii - ix)	$0.00

C	Note Balances			04/25/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GLD6	$782,432.28		$0.00
		A-1 Note Pool Factor		0.002483912	0.002483912	0.000000000

	ii	A-2 Note Balance	78442GLE4	$421,000,000.00		$356,360,038.45
		A-2 Note Pool Factor		1.000000000	0.153539101	0.846460899

	iii	A-3 Note Balance	78442GLF1	$376,000,000.00		$376,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GLG9	$439,000,000.00		$439,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GLH7	$701,121,000.00		$701,121,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6A Note Balance	XS0188433238	£200,000,000.00		£200,000,000.00
		A-6A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-6B Note Balance	XS0188433402	£200,000,000.00		£200,000,000.00
		A-6B Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	B Note Balance	78442GLJ3	$92,058,000.00		$92,058,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-3 Historical Pool Information

			4/1/05-6/30/05	1/1/05-3/31/05	10/1/04-12/31/04	7/1/04-9/30/04	02/27/04-06/30/04

Beginning Student Loan Portfolio Balance			$2,741,008,654.83	$2,808,967,302.95	$2,851,637,378.07	$2,906,365,381.64	$2,999,505,240.41

	Student Loan Principal Activity
	i	Regular Principal Collections	$64,615,223.27	$69,560,365.08	$48,435,918.82	$57,000,804.22	$53,481,365.07
	ii	Principal Collections from Guarantor	10,711,253.78	10,664,624.00	$5,683,328.35	$3,076,363.75	$1,690,585.79
	iii	Principal Reimbursements	225,736.39	158,012.19	$157,412.09	$5,688,512.04	$53,425,550.63
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$75,552,213.44	$80,383,001.27	$54,276,659.26	$65,765,680.01	$108,597,501.49
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(1,003.49)	$(717.64)	$52,611.34	$(1,787.88)	$4,345.21
	ii	Capitalized Interest	(10,009,700.86)	(12,423,635.51)	(11,659,195.48)	(11,035,888.56)	(15,461,987.93)

	iii	Total Non-Cash Principal Activity	$(10,010,704.35)	$(12,424,353.15)	$(11,606,584.14)	$(11,037,676.44)	$(15,457,642.72)

(-)	Total Student Loan Principal Activity		$65,541,509.09	$67,958,648.12	$42,670,075.12	$54,728,003.57	$93,139,858.77

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,147,604.20	$20,770,424.11	$20,637,225.75	$21,944,668.82	$31,178,658.56
	ii	Interest Claims Received from Guarantors	601,884.83	627,937.02	$362,081.88	$113,572.55	$36,631.96
	iii	Collection Fees/Returned Items	13,859.41	16,157.68	$13,587.41	$5,751.93	$1,422.38
	iv	Late Fee Reimbursements	300,991.17	337,452.76	$305,982.16	$325,287.64	$360,828.06
	v	Interest Reimbursements	39,913.37	16,567.19	$4,051.98	$27,394.65	$233,581.30
	vi	Other System Adjustments	0.00	0.00	$0.00	$0.00	$0.00
	vii	Special Allowance Payments	9,546,618.02	5,957,111.78	$3,490,628.96	$1,843,612.26	$529,258.71
	viii	Subsidy Payments	1,593,652.13	1,676,741.98	1,650,245.19	1,535,625.33	531,013.13

	ix	Total Interest Collections	$32,244,523.13	$29,402,392.52	$26,463,803.33	$25,795,913.18	$32,871,394.10

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,930.77	$155.68	$(1,145.67)	$225.26	$(1,338.67)
	ii	Capitalized Interest	10,009,700.86	12,423,635.51	11,659,195.48	11,035,888.56	15,461,987.93

	iii	Total Non-Cash Interest Adjustments	$10,011,631.63	$12,423,791.19	$11,658,049.81	$11,036,113.82	$15,460,649.26

	Total Student Loan Interest Activity		$42,256,154.76	$41,826,183.71	$38,121,853.14	$36,832,027.00	$48,332,043.36

(=)	Ending Student Loan Portfolio Balance		$2,675,467,145.74	$2,741,008,654.83	$2,808,967,302.95	$2,851,637,378.07	$2,906,365,381.64
(+)	Interest to be Capitalized		$6,766,309.07	$6,484,045.70	$7,756,825.03	$7,564,477.03	$6,519,574.31

(=)	TOTAL POOL		$2,682,233,454.81	$2,747,492,700.53	$2,816,724,127.98	$2,859,201,855.10	$2,912,884,955.95

(+)	Reserve Account Balance		$6,705,583.64	$6,868,731.75	$7,041,810.32	$7,148,004.64	$7,282,212.39

(+)	Capitalized Interest		$0.00	$0.00	$32,000,000.00	$32,000,000.00	$32,000,000.00

(=)	Total Adjusted Pool		$2,688,939,038.45	$2,754,361,432.28	$2,855,765,938.30	$2,898,349,859.74	$2,952,167,168.34

XIII. 2004-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,912,884,956	6.41%

Oct-04	$2,859,201,855	6.16%

Jan-05	$2,816,724,128	5.61%

Apr-05	$2,682,233,455	6.01%

Jul-05	$2,682,233,455	6.20%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.